Exhibit 99.1

ZIVO BIOSCIENCE, INC. EXECUTES DEBT RESTRUCTURING WITH PRIVATE EQUITY FIRM HEP INVESTMENTS, LLC

KEEGO HARBOR, MI – (March 6, 2017) – ZIVO Bioscience, Inc. (OTCMKTS:ZIVO) a company dedicated to the development and commercialization of nutritional compounds and bioactive molecules derived from its proprietary algal strains, announces that the Company has successfully negotiated and executed a restructured agreement with private equity firm HEP Investments, LLC, its longtime financing resource, rolling a number of tranches of its Senior Secured Convertible Promissory Note with different maturity dates into a single $13 million instrument with a single maturity date. The existing financing instrument remains capped at $17.5 million, leaving the Company with the ability to access an additional $4.5 million in short-term funding, subject to the approval of HEP Investments.

The restructured agreement extends the maturity date to September 30, 2018, monthly installments of interest only beginning on July 1, 2017 and continuing on the first day of each month thereafter, and provides for a conversion of the Convertible Promissory Note into the Company’s restricted common stock at $.10 per share.

“We truly appreciate the long-term commitment and vision demonstrated by HEP Investments and its management. This restructuring removes nearly $8 million from short-term liabilities and positively affects the balance sheet,” states Philip M. Rice II, Chief Financial Officer and acting Board Chair.

HEP Investments, LLC a Michigan private equity firm, has provided intermittent funding to ZIVO since late 2011, when the Company shed its supplement production business and revamped its business model to further develop and monetize the intellectual property embodied in its proprietary algal cultures and high-value extracts. In 2012, the Company began to validate and characterize the bioactive compounds present in its benchmark algae strain, as well as conduct a wide range of studies to substantiate the nutritional and safety claims of its algal biomass for humans and animal consumption, a process which continues to this day. Recently, the Company developed an enhanced protein drink concept, received its fourth US patent for healthy cholesterol balance, began a collaboration with animal nutrition innovator NutriQuest, LLC and executed a biomass production agreement with Synthetic Genomics, Inc.

The Company has issued an 8-K filing to further define the new debt structure.

About ZIVO Bioscience, Inc.

ZIVO Bioscience, Inc. (OTC: ZIVO.QB) is a Michigan-based biotech company engaged in the investigation of the health benefits of nutritive components derived from its proprietary algal cultures, and the development of natural bioactive compounds for use as dietary supplements and food ingredients, as well as biologically derived and synthetic candidates for medicinal and pharmaceutical applications in humans and animals, specifically focused on autoimmune and inflammatory response modulation.

Safe Harbor Statement

Except for any historical information, the matters discussed in this press release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements involve risks and uncertainties. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the timing of completion of a trial, actual future clinical trial results being different than the results the company has obtained to date, and the company's ability to secure funding. Such statements are subject to a number of assumptions, risks and uncertainties. Readers are cautioned that such statements are not guarantees of future performance and those actual results or developments may differ materially from those set forth in the forward-looking statements. The company undertakes no obligation to publicly update or revise forward-looking statements, whether as a result of new information or otherwise.

Contact:

Investor Relations

(248) 452 9866 ext 150

ZIVO Bioscience, Inc.

Investor@zivobioscience.com

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